UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2005

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 17, 2005, Alcoa Inc. committed to a plan to close its Hawesville, Kentucky automotive casting facility by the end of 2005. The plant closing, which will impact 158 people, is a result of excess capacity in Alcoa’s automotive castings manufacturing system. Costs for the closing will total approximately $45 to $50 million pre-tax, consisting of non-cash impairment charges of approximately $41 to $45 million to be recorded in the second quarter, and severance and other employee costs, as well as clean-up costs, of approximately $4 to $5 million to be paid in cash within the next twelve months.

Alcoa will continue to operate its other automotive casting facilities in Farsund, Norway and Fruitport, Michigan, which supply structural, safety-critical components such as knuckles, control arms, cradles and sub-frames for automakers worldwide.

A copy of Alcoa’s press release dated May 19, 2005 announcing the closing is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 2.06. Material Impairments.

The information set forth under Item 2.05 relating to the pre-tax impairment charges expected to be recorded as a result of Alcoa’s plan to close its Hawesville, Kentucky automotive casting facility is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated May 19, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: May 19, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated May 19, 2005.

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